Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this registration statement on this Amendment No. 3 of Form S-4 No. 333-166480 of our report, dated March 30, 2010, on our audits of the consolidated financial statements of Consonus Technologies, Inc. as of December 31, 2009 and 2008 and for the years then ended.  We also consent to the reference to our Firm under the caption “Experts” in this Registration Statement.

/s/ J.H. Cohn LLP

Roseland, New Jersey

November 4, 2010